EXHIBIT 99.1

[CROWN CASTLE INTERNATIONAL NEWS RELEASE GRAPHIC]

Contacts:	W. Benjamin Moreland, CFO
Jay Brown, VP Finance
Crown Castle International Corp.
713-570-3000

CROWN CASTLE INTERNATIONAL INCREASES

2004 OUTLOOK DUE TO STRONGER LEASING DEMAND;

ADDITIONAL DETAILS TO BE DISCUSSED

AT ITS ANALYST DAY

April 14, 2004—HOUSTON, TEXAS—Crown Castle International Corp. (NYSE:CCI) today announced it has increased its 2004 outlook, based primarily on stronger than expected leasing demand in the first half of 2004.

For the full year 2004, Crown Castle has adjusted certain elements of its financial guidance, including raising its site rental and broadcast transmission revenue outlook for the full year 2004 from between $860 million and $870 million to between $875 million and $885 million, an increase of $15 million. Crown Castle has raised its expectations for adjusted EBITDA from between $455 million and $470 million to between $465 million and $475 million and for free cash flow outlook from between $145 million and $160 million to between $150 million and $160 million for the full year 2004. Crown Castle’s outlook reflects increased leasing activity in the United States and a projected use of working capital of approximately $10 million for the full year 2004.

Crown Castle will be discussing its 2004 outlook and other aspects of its business in more detail during its Analyst Day on April 15, 2004. The Analyst Day presentations will be available live via webcast at 10 a.m. eastern time at http://www.crowncastle.com, where they will also be archived for replay. Materials related to the Analyst Day presentations are also available at http://www.crowncastle.com.

Crown Castle plans to release its first quarter 2004 results after the close of trading on May 5, 2004.

OUTLOOK

The following outlook table is based on current expectations and assumptions and assumes a US dollar to UK pound exchange rate of 1.75 dollars to 1.00 pound and a US dollar to Australian dollar exchange rate of 0.70 US dollars to 1.00 Australian dollar. This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein are set forth below and in Crown Castle’s filings with the Securities and Exchange Commission.

The following table sets forth Crown Castle’s current outlook for the full year 2004 (dollars in millions):

Full Year 2004
Site rental and broadcast transmission revenue	$875 to 885
Net cash provided by operating activities	$240 to 250
Capital expenditures	$70 to 90
Free Cash Flow	$150 to 160

Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers and rooftop sites as well as analog and digital audio and television broadcast transmission systems. Crown Castle offers near-universal broadcast coverage in the United Kingdom and significant wireless communications coverage in the United States, United Kingdom and Australia. The company owns, operates and manages over 15,500 wireless communication sites internationally. For more information on Crown Castle visit: http://www.crowncastle.com.

Non-GAAP Financial Measures:

This press release includes presentations of Free Cash Flow and Adjusted EBITDA, which are non-GAAP financial measures. Crown Castle defines Free Cash Flow as net cash provided by operating activities less capital expenditures (both amounts from the Consolidated Statement of Cash Flows). Crown Castle defines Adjusted EBITDA as net loss plus cumulative effect of change in accounting principle, minority interests, provision for income taxes, interest expense, amortization of deferred financing costs and dividends on preferred stock, interest and other income (expense), depreciation, amortization and accretion, non-cash general and administrative compensation charges, asset write-down charges and restructuring charges (credits). Free Cash Flow and Adjusted EBITDA are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles). Further, our measure of Free Cash Flow and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Free Cash Flow is presented as additional information because management believes it to be a useful indicator of our ability to execute our business strategy without reliance on additional borrowing or the use of our cash and liquid investments. Adjusted EBITDA is presented as additional information because management believes it to be a useful indicator of the current financial performance of our core businesses. In addition, Adjusted EBITDA is the measure of current financial performance generally used in our debt covenant calculations. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Free Cash Flow for the year ending December 31, 2004 is forecasted as follows:

(In thousands of dollars)	Full Year 2004
Net cash provided by operating activities	$240,000 to 250,0000
Less: Capital expenditures	$(70,000) to (90,000)

Free Cash Flow	$150,000 to 160,000

Adjusted EBITDA for the year ending December 31, 2004 is forecasted as follows:

(In thousands of dollars)	Full Year 2004
Net loss	$(136,500)—$(176,700)
Cumulative effect of change in accounting principle	—
Minority interests	(1,000)—4,000
Provision for income taxes	14,000—18,000
Interest expense, amortization of deferred financing costs and dividends on preferred stock	240,000—260,000
Interest and other income (expense)	23,500—26,500
Depreciation, amortization and accretion	315,000—345,000
Non-cash general and administrative compensation charges	0—8,000
Asset write-down charges	—
Restructuring charges	—

Adjusted EBITDA	$465,000—$475,000

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to plans, projections and estimates regarding (i) site rental and broadcast transmission revenues, (ii) net cash provided by operating activities, (iii) capital expenditures, (iv) free cash flow, (v) adjusted EBITDA, (vi) leasing activity and rates, and (vii) currency exchange rates. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

➢	Our substantial level of indebtedness may adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.
➢	Restrictive covenants on our debt instruments may limit our ability to take actions that may be in our best interests. If we fail to comply with our covenants, our debt may be accelerated.
➢	Our business depends on the demand for wireless communications and we may be adversely affected by any slowdown in such demand
➢	The loss, consolidation, network sharing or financial instability of any of our limited number of customers may materially decrease revenues.
➢	An economic or wireless telecommunications industry slowdown may materially and adversely affect our business and the business of our customers.
➢	We operate in a competitive industry and some of our competitors have significantly more resources than we do.
➢	Technology changes may significantly reduce the demand for towers and wireless communications sites.
➢	2.5G/3G and other technologies may not deploy or be adopted by customers as rapidly or in the manner projected.
➢	We generally lease or sublease the land under our sites and towers and may not be able to maintain these leases at commercially viable terms. The loss of any of our ground leases may result in retirement obligations.
➢	Our international operations expose us to changes in foreign currency exchange rates.
➢	We may need additional financing, which may not be available for strategic growth opportunities or contractual obligations.
➢	Fluctuations in market interest rates could increase interest expense relating to our floating rate indebtedness.
➢	Laws and regulations, which may change at any time and with which we may fail to comply, govern our business and industry.
➢	We are heavily dependent on our senior management.
➢	We may suffer from future claims if radio frequency emissions from equipment on our sites and towers are demonstrated to cause negative health effects.
➢	Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.
➢	Sales or issuances, including as dividends, of a substantial number of shares of our common stock may adversely affect the market price of our common stock.
➢	Disputes with customers and suppliers may adversely affect results.
➢	Demand for our network services business is very volatile which causes our network services operating results to vary significantly for any particular period.

Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect our results is included in our filings with the Securities and Exchange Commission.